FORM OF

State Street Institutional Investment Trust

100 Huntington Avenue

CPH0326

Boston, MA 02116

Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, Massachusetts 02171-2119

Attention: General Counsel, Legal Department, 8th Floor

Re: New Portfolios, New Funds and New Share Classes of State Street Institutional Investment Trust (the “Trust”)

June 19, 2014

Ladies and Gentlemen:

Reference is made to the Transfer Agency and Service Agreement between the State Street Institutional Investment Trust (the “Trust”) and Boston Financial Data Solutions, Inc. dated July 31, 2009 (the “Agreement”).

Please be advised that the undersigned Trust has established twenty-two additional series of the Trust (each, a “New Fund”, and collectively, the “New Funds”):

• State Street Strategic Real Return Fund	• State Street Global Managed Volatility Fund

• State Street Target Retirement Fund	• State Street Global Macro Absolute Return Fund

• State Street Target Retirement 2015 Fund	• State Street Global Equity ex-U.S. Index Fund

• State Street Target Retirement 2020 Fund	• State Street Opportunistic Emerging Markets Fund

• State Street Target Retirement 2025 Fund	• State Street Clarion Global Real Estate Income Fund

• State Street Target Retirement 2030 Fund	• State Street Small Cap Emerging Markets Equity Fund

• State Street Target Retirement 2035 Fund	• State Street Clarion Global Infrastructure & MLP Fund

• State Street Target Retirement 2040 Fund	• State Street Global Equity ex-U.S. Index Portfolio

• State Street Target Retirement 2045 Fund	• State Street Aggregate Bond Index Portfolio

• State Street Target Retirement 2050 Fund	• State Street Strategic Real Return Portfolio

• State Street Target Retirement 2055 Fund	• State Street Equity 500 Index II Portfolio

• State Street Target Retirement 2060 Fund

Please be advised that the undersigned Trust has terminated its agreement with its current transfer agent and has approved Boston Financial Data Services, Inc. (“BFDS”) as the new Transfer Agent for the State Street Institutional Equity 500 Index Fund, an existing series of the Trust, with the following share classes: Class A, Class I, Class K, Administrative Shares, Service Shares and Class R Shares.

Further, please be advised that the undersigned Trust has also established the following new share classes for the New Funds (except for the State Street Global Equity ex-U.S. Index Fund): Class A, Class C, Class I and Class K shares (the, “New Fund Share Classes”).

Additionally, the Trust has also established Class A, Class I and Class K shares for the State Street Global Equity ex-U.S. Index Fund.

Additionally, please be advised that the undersigned Trust has also established the following new share classes as presented in the following chart (“New Money Fund Share Classes”):

Funds	New Share Classes
State Street Institutional Liquid Reserves Fund	Institutional, Investor, Administration

State Street Institutional U.S. Government Money Market Fund	Institutional, Investor, Administration, Class G

State Street Institutional Treasury Money Market Fund	Institutional, Investor, Administration

State Street Institutional Treasury Plus Money Market Fund	Institutional, Investor, Administration

State Street Institutional Tax Free Money Market Fund	Institutional, Investor, Administration

Additionally, the Trust is renaming the existing class of the State Street Institutional Liquid Reserves Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Institutional U.S. Government Money Market Fund and State Street Institutional Tax Free Money Market Fund Money Market Funds as presented in the following chart:

New Name	Old Name
Premier	Institutional

In accordance with the Section 18, the Additional Portfolios/Funds provision of the Agreement, the undersigned Trust hereby requests that BFDS act as Transfer Agent for the New Funds, the State Street Equity 500 Index Fund, New Fund Share Classes, and the New Money Fund Share Classes under the terms of the Agreement and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A. In connection with such request, the undersigned Trust hereby confirms to BFDS, as of the date hereof, its representations and warranties set forth in Section 5 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

State Street Institutional Investment Trust on behalf of each party to the Agreement
By:
Name:	Ellen Needham
Title:	President, Duly Authorized

Agreed and Accepted:
BOSTON FINANCIAL DATA SERVICES, INC.
By:
Name:
Title:	, Duly Authorized
Effective Date:

SCHEDULE A

FUNDS

Dated: July 31, 2009

(as most recently amended, effective June 19, 2014)

State Street Institutional Investment Trust:

Fund	Classes
State Street Limited Duration Bond Fund	None

State Street Equity 500 Index Fund	Administrative Shares Service Shares Class R Shares Class A Class I Class K

State Street Institutional Liquid Reserves Fund	Service Class Investment Class Premier Class Institutional Class Investor Class Administration Class Class M Shares

State Street Institutional U.S. Government Money Market Fund	Service Class Investment Class Premier Class Institutional Class Investor Class Administration Class Class G

State Street Institutional Tax Free Money Market Fund	Service Class Investment Class Premier Class Institutional Class Investor Class Administration Class

State Street Institutional Treasury Money Market Fund	Service Class Investment Class Premier Class Institutional Class Investor Class Administration Class

State Street Institutional Treasury Plus Money Market Fund	Service Class Investment Class Premier Class Institutional Class Investor Class Administration Class

State Street Target Retirement 2015 Fund	Class A Class C Class I Class K

State Street Target Retirement 2020 Fund	Class A Class C Class I Class K

State Street Target Retirement 2025 Fund	Class A Class C Class I Class K

State Street Target Retirement 2030 Fund	Class A Class C Class I Class K

State Street Target Retirement 2035 Fund	Class A Class C Class I Class K

State Street Target Retirement 2040 Fund	Class A Class C Class I Class K

State Street Target Retirement 2045 Fund	Class A Class C Class I Class K

State Street Target Retirement 2050 Fund	Class A Class C Class I Class K

State Street Target Retirement 2055 Fund	Class A Class C Class I Class K

State Street Target Retirement 2060 Fund	Class A Class C Class I Class K

State Street Target Retirement Income Fund	Class A Class C Class I Class K

State Street Opportunistic Emerging Markets Equity Fund	Class A Class C Class I Class K

State Street Small Cap Emerging Markets Equity Fund	Class A Class C Class I Class K

State Street Global Managed Volatility Fund	Class A Class C Class I Class K

State Street Strategic Real Return Fund	Class A Class C Class I Class K

State Street Global Equity ex U.S. Index Fund	Class A Class I Class K

State Street Aggregate Bond Index Fund	Class A Class I Class K

State Street Clarion Global Real Estate Income Fund	Class A Class C Class I Class K

State Street Clarion Global Infrastructure & MLP Fund	Class A Class C Class I Class K